UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Beginning September 8, 2014, Koppers Holdings Inc. (the “Company”) will make available and distribute to analysts, shareholders and prospective investors a slide presentation. The presentation materials include information regarding the operating and growth strategies and financial data for the Company’s three core complementary business segments: Carbon Materials and Chemicals, Railroad and Utility Products and Services, and Performance Chemicals. The Company’s new Performance Chemicals segment is comprised of the majority of the Wood Preservation business that was acquired from Osmose Holdings Inc. (“Osmose”) on August 15, 2014. The Company also acquired Osmose’s Railroad Services business, which now falls under the Company’s existing Railroad and Utility Products and Services segment. The Company’s Carbon Materials and Chemicals business segment is unchanged.

Pursuant to Regulation FD, the presentation materials are furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1	Investor Presentation dated September 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014

KOPPERS HOLDINGS INC.

	By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Investor Presentation dated September 2014